UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 27, 2015 (July 27, 2015)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Quality Distribution, Inc. (“Quality” or the “Company”), a North American logistics and transportation provider with market leading businesses, today announced the following estimated preliminary second quarter 2015 results:

•	For the three-month period ended June 30, 2015, Quality expects total revenue excluding fuel surcharges to be within the range of $200 million to $205 million and Adjusted EBITDA to be within the range of $21.6 million to $22.4 million;

•	Estimated Adjusted EBITDA for the three-month period ended June 30, 2015 excludes cash and non-cash pre-tax reorganization costs within the Energy Logistics business, costs associated with the Company’s previously announced merger with Gruden Acquisition, Inc. (“Gruden”), as well as other costs not considered part of normal operating activities; and

•	Total debt net of cash at June 30, 2015 was approximately $325 million.

Quality has provided these estimated results in connection with the debt financing being arranged to consummate the pending merger with Gruden. Quality does not generally release preliminary results and, following the completion of the pending merger with Gruden, Quality does not expect to provide similar information on a going forward basis.

The information provided above are certain preliminary estimates of the results of operations that Quality expects to report for the three-month period ended June 30, 2015. Quality’s actual results may differ materially from these estimates due to the completion of our accounting closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the three-month period ended June 30, 2015 are finalized.

EBITDA and Adjusted EBITDA.

EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Quality’s business.

EBITDA is a component of the measure used by Quality’s management to facilitate internal comparisons to competitors’ results and the bulk transportation markets that our chemical and energy logistics and intermodal segments serve. We believe that financial information based on GAAP for businesses, such as Quality’s, should be supplemented by EBITDA so investors better understand the financial information in connection with their evaluation of the Company’s business. This measure addresses variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Accordingly, EBITDA allows analysts, investors and other interested parties in the bulk transportation, logistics and intermodal industries to facilitate company-to-company comparisons by eliminating some of the foregoing variations. EBITDA as used herein may not, however, be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. To calculate EBITDA, net income is adjusted for the provision for income taxes, depreciation and amortization and net interest expense. To calculate Adjusted EBITDA, we calculate EBITDA from net income, which is then further adjusted for items that are not part of regular operating activities, including energy reorganization costs, costs associated with the Company’s previously announced merger with Gruden, as well as other costs not considered part of normal operating activities, and other non-cash items such as non-cash stock-based compensation. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Quality’s operating performance or liquidity.

About Quality

Headquartered in Tampa, Florida, Quality operates the largest chemical bulk logistics network in North America through its wholly-owned subsidiary, Quality Carriers, Inc., and is the largest North American provider of intermodal tank container and depot services through its wholly-owned subsidiary, Boasso America Corporation. Quality also provides logistics and transportation services to the unconventional oil and gas industry through its wholly-owned subsidiaries, QC Energy Resources, Inc. and QC Environmental Services, Inc. Quality’s network of independent affiliates and independent owner-operators provides nationwide bulk transportation and related services. Quality is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Quality by Gruden, an entity formed by funds advised by Apax Partners LLP, pursuant to the previously announced merger. In connection with the proposed merger, Quality filed with the SEC on July 16, 2015 and furnished to its stockholders a proxy statement and other relevant documents. QUALITY STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement and other relevant documents filed by Quality with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by Quality with the SEC may also be obtained for free from the Investor Relations section of Quality’s web site (https://www.qualitydistribution.com/) or by directing a request to: Quality Distribution Inc., 4041 Park Oaks Blvd, Suite 200, Tampa, FL 33610, Attention: Investor Relations.

Quality and its respective directors, executive officers and other members of their respective management may be deemed to be participants in the solicitation of proxies from Quality’s stockholders in connection with the proposed transaction. Information concerning the interests of persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders of Quality in connection with the proposed transaction, which may be different than those of Quality’s stockholders generally, are set forth in the proxy statement and other relevant documents to be filed with the SEC. Stockholders can find information about Quality and its directors and executive officers and their ownership of Quality stock in Quality’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and in its definitive proxy statement relating to its 2015 annual meeting of stockholders filed with the SEC on April 24, 2015. Additional information regarding the interests of such individuals in the proposed transaction are included in the proxy statement filed with the SEC on July 16, 2015 in connection with the proposed transaction.

Forward-Looking Information

This Form 8-K contains certain forward-looking information, such as statements about our expected operations and performance and our pending merger with Gruden, which is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Forward-looking information is any statement other than a statement of historical fact and includes our 2015 expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, risks and uncertainties regarding forward-looking statements include (1) the effect of local, national and international economic, credit, capital and labor market conditions on the economy in general, and on the particular industries in which we operate, including capacity challenges in the industry, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; (2) our substantial leverage and our ability to make required payments and comply with restrictions contained in our debt arrangements or to otherwise generate sufficient cash from operations or borrowings under the senior secured credit facilities to fund our liquidity needs; (3) competition and rate fluctuations, including fluctuations in prices and demand for transportation services as well as for commodities such as natural gas and oil; (4) our reliance on independent affiliates and independent owner-operators; (5) reclassification of our independent contractors, such as our independent owner-operators, as a result of legislative, judicial or regulatory changes or for any other reason; (6) our ability to attract and retain qualified drivers; (7) our potential liability related to our financial support obligations for third-party equipment leasing programs; (8) the impact of changes in unconventional oil and gas production, whether due to changes in oil and gas prices or other reasons, on demand for our energy logistics services;(9) our liability as a self-insurer to the extent of our deductibles or other self-insured expenses, as well as changing conditions and pricing in the insurance marketplace; (10) increased unionization, which could increase our operating costs or constrain operating flexibility; (11) changes in or our inability to comply with governmental regulations and legislative changes affecting the transportation industry generally or in the particular segments in which we operate; (12) federal and state legislative and regulatory initiatives, which could result in increased costs and additional operating restrictions upon us or our customers; (13) our costs and environmental liabilities from operations involving hazardous materials; (14) potential disruption at U.S. ports of entry; (15) diesel fuel prices and our ability to recover costs through fuel surcharges; (16) our ability to access and use our salt water disposal wells and other disposal sites and methods in our energy logistics business; (17) terrorist attacks and the cost of complying with existing and future anti-terrorism security measures; (18) our dependence on senior management; (19) the potential loss of our ability to use net operating losses to offset future income; (20) potential future impairment charges; (21) our ability to realize benefits from prior and any future acquisitions; (22) adverse weather conditions; (23) disruptions of our information technology and communications systems; (24) changes in health insurance benefit regulations; (25) our liability for our proportionate share of unfunded vested benefit liabilities, particularly in the event of our withdrawal from any of our multi-employer pension plans; (26) the assumptions underlying our expectations of financial results in 2015; and (27) changes in planned or actual capital expenditures due to operating needs, changes in regulation, covenants in our debt arrangements and other expenses, including interest expense. Readers are urged to carefully review and consider the various disclosures regarding these and other risks and uncertainties, including but not limited to risk factors contained in Quality Distribution, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission. Quality disclaims any obligation to update any forward-looking statement, whether as a result of developments occurring after the date of this release or for any other reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: July 27, 2015	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Chief Financial Officer and Executive Vice President